UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 3.02 Unregistered Sales of Equity Securities.

Since August 14, 2023, Inpixon (“Inpixon” or the “Company”) issued 4,774,902 shares (the “Exchange Common Shares”) of the Company's common stock, par value $0.001 per share (“Common Stock”), to the holder of that certain outstanding promissory note of Inpixon issued on July 22, 2022 (the “July 2022 Note”), at prices from $0.1277 to $0.18932 per share, calculated in accordance with Nasdaq's “minimum price” as defined by Nasdaq Listing Rule 5635(d), in connection with the terms and conditions of Exchange Agreements, pursuant to which Inpixon and the holder agreed to (i) partition new promissory notes in the form of the July 2022 Note in the aggregate original principal amount equal to approximately $700,000 and then cause the outstanding balance of the July 2022 Note to be reduced by an aggregate of approximately $700,000; and (ii) exchange the partitioned notes for the delivery of the Exchange Common Shares.

The offer and sale of the Exchange Common Shares was not registered under the Securities Act, in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the Exchange Common Shares were issued in exchanges for partitioned notes which are other outstanding securities of Inpixon; (b) there was no additional consideration of value delivered by the holder in connection with the exchanges; and (c) there were no commissions or other remuneration paid by Inpixon in connection with the exchanges.

As of October 3, 2023, there are 111,692,177 shares of Common Stock outstanding.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 29, 2023, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on four (4) proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2023 (the “Proxy Statement”), as supplemented by the supplements to the Proxy Statement filed with the SEC on August 2, 2023, August 18, 2023, September 7, 2023 and September 19, 2023. At the beginning of the Special Meeting, there were 16,031,126 shares of Common Stock, present or represented by proxy at the Special Meeting, which represented approximately 39.78% of the voting power of the shares of Common Stock entitled to vote at the Special Meeting, and which constituted a quorum for the transaction of business. Holders of Common Stock were entitled to one vote for each share held as of the close of business on June 21, 2023. Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Special Meeting.

The following proposals were approved:

Proposal 1. Approval of an amendment to the Company’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split of the Company’s outstanding Common Stock, at a ratio between 1-for-2 and 1-for-50, to be determined at the discretion of the Company’s Board of Directors (the “Board”), for the purpose of complying with the Nasdaq Listing Rules, subject to the Board’s discretion to abandon such amendment.

For	Against	Abstentions
11,119,384	4,795,626	116,116

There were no broker non-votes on this proposal.

Proposal 3. Approval of the issuance of shares of Common Stock upon exercise of the warrants to purchase common stock (the “Warrants”) issued to accredited investors pursuant to a warrant purchase agreement, dated May 15, 2023, in accordance with the terms of the Warrants, as required by and in accordance with Nasdaq Listing Rule 5635(d).

For	Against	Abstentions	Broker Non-Votes
5,966,287	3,212,221	199,943	6,652,675

Proposal 4. Authorization to adjourn the Special Meeting.

For	Against	Abstentions
11,261,869	4,597,236	172,021

There were no broker non-votes on this proposal.

The following proposal was not approved:

Proposal 2. Approval of an amendment to the Articles of Incorporation to increase of the number of authorized shares of Common Stock to up to 1,000,000,000, with such number to be determined at the Board’s discretion, from the number of shares of Common Stock authorized at the time of such authorized share increase.

For	Against	Abstentions
10,689,844	5,234,986	106,296

There were no broker non-votes on this proposal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: October 3, 2023	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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